As filed with the Securities and Exchange Commission on August 25, 2010

Registration No.  333-133393

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Post-Effective Amendment No. 7

to

FORM S-1

Registration Statement under the Securities Act of 1933

WINMARK CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	5900	41-1622691
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

605 Highway 169 North, Suite 400

Minneapolis, Minnesota  55441

(763) 520-8500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John L. Morgan, Chairman and Chief Executive Officer

Anthony D. Ishaug, Chief Financial Officer and Treasurer

Winmark Corporation

605 Highway 169 North, Suite 400

Minneapolis, Minnesota  55441

(763) 520-8500

(Name, address, including zip code, and telephone number

including area code, of agent for service)

COPIES OF ALL COMMUNICATIONS TO:

Jonathan B. Levy, Esq.

Lindquist & Vennum P.L.L.P.

4200 IDS Center

80 South 8th Street

Minneapolis, Minnesota 55402

Telephone:  (612) 371-3211

Approximate date of commencement of proposed sale to public:  Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “accelerated filer,” “large accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Non-accelerated filer	☐
Accelerated filer	☐	Smaller reporting company	☒

DEREGISTRATION OF SECURITIES

This post-effective amendment no. 7 to the registration statement on Form S-1 (Registration No. 333-133393) of the registrant (“Registration Statement”), initially filed with the Securities Exchange Commission on April 19, 2006, hereby further amends the Registration Statement to deregister all securities pursuant to the Registration Statement and not otherwise sold by the registrant as of the date that this post-effective amendment is filed.  On July 30, 2010, the Company redeemed all of its outstanding Renewable Unsecured Subordinated Notes that were being offered pursuant to the Registration Statement.  The redemption price equaled 100% of the principal amount of the notes plus accrued and unpaid interest up to the redemption date.  The Company has determined to no longer offer the Renewable Subordinated Unsecured Notes.

In accordance with the undertaking contained in the Registration Statement pursuant to Item 512(a)(3) of Regulation S-K, the Company is filing this post-effective amendment to the Registration Statement to deregister all of the Renewable Unsecured Subordinated Notes previously registered that remain unsold under the Registration Statement as of the date hereof.  The Registration Statement is hereby amended, as appropriate to reflect the deregistration of Unsecured Subordinated Notes which remain unsold as of the date hereof.  The Company is deregistering these securities because it has redeemed all outstanding securities, and has determined not to continue to offer these securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and as duly caused this post-effective amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis and the State of Minnesota, on the 25th day of August, 2010.

WINMARK CORPORATION

By	/s/ John L. Morgan
John L. Morgan
Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on the dates indicated:

	Signature	Title	Date

	/s/ John L. Morgan	Chairman of the Board	August 25, 2010
	John L. Morgan	and Chief Executive Officer
(principal executive officer)

	/s/ Anthony D. Ishaug	Chief Financial Officer and Treasurer	August 25, 2010
	Anthony D. Ishaug	(principal financial and accounting officer)

	/s/ *	Vice Chairman and Director	August 25, 2010
Kirk A. MacKenzie

	/s/ *	Director	August 25, 2010
Jenele C. Grassle

	/s/ *	Director	August 25, 2010
Dean B. Phillips

	/s/ *	Director	August 25, 2010
Paul C. Reyelts

	/s/ *	Director	August 25, 2010
Mark. L. Wilson

* By:	/s/ John L. Morgan
John L. Morgan
Attorney-in-Fact